                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CONCRETE CASTING INCORPORATED
                          -----------------------------
                 (Name of small business issuer in its charter)

NEVADA                                     87-0451230
------                                     ----------
(State  or  jurisdiction  of               (I.R.S.  Employer
incorporation  or organization)            Identification No.)

              100 Pine Wood Drive, Logan Utah 84321 (435) 753-0069
              ----------------------------------------------------
          (Address and telephone number of principal executive offices)
              100 Pine Wood Drive, Logan Utah 84321 (435) 753-0069
              ----------------------------------------------------
       (Address of principal place of business or intended principal place of business)

       Michael  A.  Cane,  2300  W.  Sahara  Ave., Suite 500, Box 18, Las
       ------------------------------------------------------------------
                     Vegas,  NV  89102,  Telephone  (702)  312-6255
                     -----------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                        |__|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE  OF  EACH                         PROPOSED       PROPOSED
CLASS  OF                               MAXIMUM        MAXIMUM
SECURITIES                              OFFERING       AGGREGATE    AMOUNT OF
TO  BE               AMOUNT  TO  BE     PRICE  PER     OFFERING     REGISTRATION
REGISTERED           REGISTERED         SHARE          PRICE        FEE
--------------------------------------------------------------------------------
Common Stock         1,000,000  shares  $0.25          $250,000     $23.00
Common  Stock        3,660,000  shares  $0.25          $915,000     $84.18
Total                4,660,000  shares  $0.25          $1,165,000   $107.18
--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255

                                   PROSPECTUS

                          CONCRETE CASTING INCORPORATED
                                4,660,000 SHARES
                                  COMMON STOCK
                                ----------------

Concrete Casting Incorporated is offering to sell 1,000,000 shares of its common stock at an offering price of $0.25 per share. This is the initial public offering of shares of its common stock and will proceed for a period of twenty months or until all shares are sold.

The selling shareholders named in this prospectus are offering 3,660,000 shares of common stock at an offering price of $0.25 per share. Concrete Casting Incorporated will not receive any proceeds from shares sold by selling shareholders.

Our  common  stock is presently not traded on any market or securities exchange.

--------------------------------------------------------------------------------

               Offering Price  Commissions     Proceeds before expenses (1)
               --------------  -----------     ----------------------------

Per  Share     $0.25            $0               $0.25

Total          $1,165,000       $0               $1,165,000
--------------------------------------------------------------------------------

(1) $250,000 of the proceeds will go to Concrete Casting Incorporated and $915,000 of the proceeds will go to the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 through 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



              The date of this prospectus is: _____________________

                                TABLE OF CONTENTS
                                                                   PAGE
Summary                                                               3
Risk  Factors                                                         5
Use  of  Proceeds                                                     7
Determination  of  Offering  Price                                    8
Dilution                                                              8
Selling  Shareholders                                                 9
Plan  of  Distribution                                               11
Legal  Proceedings                                                   13
Directors, Executive Officers, Promoters and Control Persons         13
Security Ownership of Certain Beneficial Owners and Management       14
Description  of  Securities                                          15
Interest  of  Named  Experts  and  Counsel                           16
Disclosure  of  Commission  Position  of  Indemnification
 for  Securities  Act Liabilities                                    16
Description  of  Business                                            17
Description  of  Property                                            19
Certain  Relationships  and  Related  Transactions                   19
Market  for  Common  Equity  and  Related  Stockholder  Matters      20
Executive  Compensation                                              22
Financial  Statements                                                23
Changes  in  and  Disagreements  with  Accountants                   24
Available  Information                                               24

                                    SUMMARY


Our  Business

Concrete Casting Incorporated, a Nevada corporation ("Concrete Casting") has developed a process for casting concrete products for architectural and landscaping purposes. Our casting process allows for the casting in concrete of intricate detail allowing us to make products not produced by other concrete casters. Our initial products will consist of decorative concrete yard ornaments based on architectural themes from the antiquities.

Even though our processes are developed, we need the proceeds from this offering to produce our initial products and begin production. The successful completion of this offering will fund the manufacture of our initial commercial moulds which we believe will lead to business revenues within about 12 months of initial funding. We have generated no revenues to date.

                      -----------------------------------

We were incorporated as a Nevada corporation on October 28, 1987. Our principal executive offices are located at 100 Pine Wood Drive, Logan, Utah 84321. Our telephone number is 435-753-0069.

The  Offering

Securities  Offered      4,660,000  shares  of  Concrete  Casting  common stock.
                         1,000,000  of  the  shares  will be offered by Concrete
                         Casting. 3,660,000 of the shares may also be sold from time to time by selling shareholders.

Offering  price          The  offering  price  for all shares of common stock is
                         $0.25 per share. In the event Concrete Casting either sells all 1,000,000 shares offered by it or terminates the offering of the 1,000,000 shares, if a public market for our common shares develops, then the actual price of the common stock to be sold thereafter by the selling shareholders will be determined by prevailing market prices at the time of sale. The offering price would thus be determined thereafter by market factors and the independent decisions of the selling shareholders.

Minimum  number
of shares to be sold
in this offering         None.



Use  of  Proceeds        Net  proceeds  from  this  offering  of  approximately
                         $250,000 will be used by Concrete Casting for working capital and to begin production of its products.
                         Concrete Casting will not receive any proceeds from the sale of common stock by the selling shareholders.

Best  Efforts Offering   The  offering  is being sold by our president on a best
                         efforts basis. Management may enter into an underwriting agreement for this offering at a later date.

This  offering           This offering will close whenever all of the shares are
will  expire             sold  or twenty months after the effective date of this
                         prospectus,  whichever  is  sooner.

Summary  Financial  Information

Balance  Sheet  Data:
                                                  September 30, 2002

Cash                                                    $       0
Total  Assets                                           $       0
Liabilities                                             $  32,154
Total  Stockholders'  Equity                           ($  32,154)

Income  Statement  Data:



Net Revenues for nine months ended September 30, 2002   $       0
Operating expenses                                      $   3,442
Operating loss                                         ($   3,442)
Net loss                                               ($   3,958)

RISK  FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the Securities and Exchange

Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment.

We will need a minimum of approximately $100,000 to proceed with our business plan and if unable to raise that amount net of offering costs, we will have to revise our business plan or close our business.

We had no cash as of September 30, 2002. We currently do not have any manufactured product and we have no income. Our business plan calls for expenditures in the amount of $36,000 to get our initial product to market. If we are able to sell 100% of the shares offer by Concrete Casting or even 25% of the shares offered by Concrete Casting we should be able to meet this objective. Even after our initial products are ready to sell, there can be no assurance they will generate sufficient revenues to sustain our business operations. The $36,000 needed for funding at the present time may not be available to us. If we are only successful in selling 25% of the offering, we will have net proceeds of only $37,500. If we are only successful on selling 10% of the offering, we will have sufficient money to only pay the offering costs. In the event we do not sell at least 25% of the offering, it will be necessary to suspend operations and seek alternative sources of funding. If we are not successful in obtaining funding, we will not be able to achieve revenues and our business will probably fail.

We have not generated revenues and do not expect to generate revenues until a minimum of 12 months following a successful conclusion of this offering.

We have not generated any revenues as of the date of this prospectus and do not expect to generate revenues until at least 12 months after we obtain funding from this offering. Potential investors should be aware of the difficulties we yet face in the development and the implementation of our business plan. These risks include without limitation:


     *    Finishing  the  development  of  our  initial  products;
     * Entering into strategic alliances with other companies for the marketing of our products: and
     * The acceptance of our products into the market place to a sufficient extent that our operations become economically viable.

The likelihood of success must also be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of our business plan. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have had losses since our inception and expect such losses to continue for the foreseeable future.

We have never earned revenues and we have never been profitable. As of September 30, 2002, we had an accumulated deficit of $88,252. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future.

Because our products are specialty products that appeal to only a narrow portion of the U.S. population, unless we can achieve broad based marketing success it is likely our concrete casting business will not succeed.

Our products appeal to the avid, eccentric landscaper typically having the need to landscape a larger garden or yard area. To succeed we will need to market our products to a wide geographic area since our products are not likely to appeal to the public generally. If we cannot become the supplier of concrete landscaping products to larger landscaping companies or to broad based landscaping retail outlets, it will be difficult for us to achieve financial success and investors may lose their investments.

We  depend  on  Cordell  Henrie  whom  we  may  not  be  able  to  retain.

Cordell Henrie is our only officer and director who has the expertise to run and oversee the development of our business. We may not be able to retain Mr. Henrie. In such event, we could not develop our business plan unless we can replace Mr. Henrie. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Henrie.

Since the common shares of Concrete Casting are penny stock, it will be more difficult for the investor to liquidate his or her investment.

Concrete Casting's common stock is defined as a penny stock pursuant to Rule 3a51-1 under the Securities Exchange Act. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

     * Deliver to the customer, and obtain a written receipt for, a disclosure document;
     * Disclose certain price information about the stock; - Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
     * Send monthly statements to customers with market and price information about the penny stock; and
     * In some circumstances, approve the purchasers account under certain standards and deliver written statements to the customer with information specified in the rules.

Rather than comply with these rules, many broker-dealers simply refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares and thereby liquidate his or her investment.

Investors will be unable to sell their securities if no market develops for those securities.

No market exists at the present time for our common shares. Investors in the offering will purchase securities that cannot be resold by those investors since no market exists. Even though at some time in the future we intend to create a public market for our common shares, there can be no assurance when the market will develop or if the market will ever develop. If we are not successful in developing a market for our common shares, investors will not be able to sell their securities and will suffer a loss of their investment.

Forward-Looking  Statements
---------------------------

Many statements made in this prospectus are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under this section entitled Risk Factors.

This prospectus contains information about our business and prospective business operations. This information is based on a number of assumptions. The assumptions include without limitation that:

     *    we  will  be  successful  in  producing  our  products;  and
     *    our  products  will  be  accepted  into  the  landscaping marketplace.

If either of the foregoing assumptions turns out to be incorrect, actual results may differ from the projections based on these assumptions.

                                 USE OF PROCEEDS

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $225,000, if the maximum numbers of shares are sold, after deducting offering expenses.

The principal purpose of this offering is to increase our working capital in order for us to proceed with the execution of our business plan. Our management will have significant flexibility in applying the net proceeds of the offering. Pending any use, the net proceeds of this offering will be placed in an interest bearing bank account.

The actual expenditures of the proceeds of the offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business. The actual expenditures will also vary from the estimated use of proceeds if less than all of the shares offered are sold.


We  expect  to  use  the  net  proceeds  from  this  offering  as  follows:

                       Assuming all Assuming 50%  Assuming 25%  Assuming  10%
                       units        of the units  of the units  of the units
                       are sold     are sold are  sold          are sold
                       ----------------------------------------------------
Gross Proceeds         $250,000      $125,000      $62,500       $25,000
Offering Expenses        25,000        25,000       25,000        25,000
Net Proceeds            225,000       100,000       37,500           -0-
Purchase of Equipment    25,000        25,000          -0-           -0-
Marketing/Sales         100,000        37,500        8,750           -0-
Working Capital         100,000        37,500       28,750           -0-
                       ----------------------------------------------------
Total                  $250,000      $125,000      $62,500       $25,000
                       ====================================================



Equipment purchases are anticipated to include a hoist for loading finished product and materials to build additional molds. Marketing and sales expenses will include primarily travel to and presentations at building material shows and sales presentation trips to building material suppliers.

Working capital will be used to support our business operations necessary to actually produce and deliver our concrete castings including salaries and supplies. If we expand our operations at the rate we hope to, working capital will be necessary to move into new facilities and improve the same for the purpose of manufacturing our products.

                         DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was arbitrarily determined based on our current perceived financing needs. There is no relationship whatsoever between this price and our assets, book value or any other objective criteria of value.

                                    DILUTION

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of Concrete Casting. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the 1,000,000 shares offered by Concrete Casting are sold, if 50% of the 1,000,000 shares are sold, if 25% of the 1,000,000 shares are sold and if 10% of the 1,000,000 shares are sold. Calculations are based on 5,660,000 capital shares outstanding at September 30, 2002, and at the different levels of the offering sold as indicated after the deduction of offering expenses. The 3,660,000 shares to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution as a result of the sale of those shares.



Percent of offering sold     100%        50%        25%        10%
------------------------
Public offering price
=====================

 per Share                 $   0.25   $   0.25   $   0.25   $   0.25
 =========
Net tangible book value
 per share as of
 September 30, 2002         ($0.006)   ($0.006)   ($0.006)   ($0.006)

Increase per share
 attributed to investors
 in this offering          $  0.035   $  0.017   $  0.007   $  0.000


Net tangible book value
 per share as of
 September 30, 2002,
 after this Offering       $  0.029   $  0.011   $  0.001    ($0.006)


Net tangible book value
 dilution per share
 to new investors          $  0.221   $  0.239   $  0.249   $  0.250


Net tangible book value
 dilution per share to new
 investors expressed as a
 percentage                   88.40%     95.60%     99.60%    100.00%
================================================================================




                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 3,660,000 shares of common stock. The following table provides as of September 30, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the  number  of  shares  owned  by  each  prior  to  this  offering;
2.   the  total  number  of  shares  that  are  to  be  offered  for  each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.   the  percentage  owned  by  each  following  the  offering.


                                          Total Number
                                          Of Shares To Total Shares   Percent
                                          Be Offered   To Be Owned    Owned Upon
                            Shares Owned  For Selling  Upon           Completion
Name Of Selling             Prior To      Shareholders Completion Of  Of This
Stockholder                 This Offering Account      This Offering  Offering
-------------------------------------------------------------------------------
John B. Allred                  25,000        25,000            -0-          -0-
Denise Rita Beauregard          20,000        20,000            -0-          -0-
Richard M. Bench                30,000        30,000            -0-          -0-
James A. Blanda                 20,000        20,000            -0-          -0-
William and Elizabeth Bowers    10,000        10,000            -0-          -0-
Barbara Bruce                  200,000       200,000            -0-          -0-
Tracy Burke                     10,000        10,000            -0-          -0-
Dorothy A. Burris                5,000         5,000            -0-          -0-
Oscar Burris                    30,000        30,000            -0-          -0-
James L. Carpenter              10,000        10,000            -0-          -0-
Rosa Castro                     10,000        10,000            -0-          -0-

Carol M. Cennamo                10,000        10,000            -0-          -0-

                                       9



Bob Deller                     100,000       100,000            -0-          -0-
Robert R. Deller                10,000        10,000            -0-          -0-
Bruno V  De Vincentis           10,000        10,000            -0-          -0-
Paul Dunlap                    100,000       100,000            -0-          -0-
Joseph W. Erlach                20,000        20,000            -0-          -0-
Robert J. Evans                 20,000        20,000            -0-          -0-
Brian L. Fike                   10,000        10,000            -0-          -0-
Chris Gladding                  50,000        50,000            -0-          -0-
Kim Gorges                      20,000        20,000            -0-          -0-
Justin Guidi                   100,000       100,000            -0-          -0-
Jacque Halliburton              10,000        10,000            -0-          -0-
Roy Halliburton                 10,000        10,000            -0-          -0-
Ernest Harding                  10,000        10,000            -0-          -0-
Thomas E. Hofer                750,000       750,000            -0-          -0-
Carol Holmes                   200,000       200,000            -0-          -0-
Jeff W. Holmes                 800,000       800,000            -0-          -0-
Rhonda Sager Holt               10,000        10,000            -0-          -0-
Susan Holt                      10,000        10,000            -0-          -0-
David Hoyer                     10,000        10,000            -0-          -0-
Jeanne Johnson                  10,000        10,000            -0-          -0-
Donald A. Johnston              10,000        10,000            -0-          -0-
Valerie R. Kittel               30,000        30,000            -0-          -0-
Shirl Ann Klein                300,000       300,000            -0-          -0-
Darcy W. Miller                 70,000        70,000            -0-          -0-
Irvin G. Miller                 10,000        10,000            -0-          -0-
Rudy and Sherry Moreno          40,000        40,000            -0-          -0-
Barbara Reed                    10,000        10,000            -0-          -0-
John J. Ryczkowski              10,000        10,000            -0-          -0-
Mary Ryczkowski                 10,000        10,000            -0-          -0-
Monte F. Sager                  10,000        10,000            -0-          -0-
Laura P. Savage                 35,000        35,000            -0-          -0-
Samuel H. Savage                70,000        70,000            -0-          -0-
Samuel Savage, Custodian for
    Jennifer Savage UGMA/NV     35,000        35,000            -0-          -0-
Samuel Savage, Custodian for
    Rebecca Savage UGMA/NV      35,000        35,000            -0-          -0-
Samuel Savage, Custodian for
    Sarah Savage UGMA/NV        35,000        35,000            -0-          -0-
Mark N. Schneider               70,000        70,000            -0-          -0-
Eric and Mitzi Springall        20,000        20,000            -0-          -0-
Carl Thome                      40,000        40,000            -0-          -0-
Karen L. Turner                 20,000        20,000            -0-          -0-
Stephen B. Utley               100,000       100,000            -0-          -0-
C. Brenton Woods                30,000        30,000            -0-          -0-
Carolyn Zeedyk                  10,000        10,000            -0-          -0-
Carolyn Zeedyk, Custodian for
     Sasha Zeedyk UGMA/NV       10,000        10,000            -0-          -0-
Leonard Zeedyk, Jr.             10,000        10,000            -0-          -0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.


                              PLAN OF DISTRIBUTION

Shares  offered  by  Concrete  Casting

The following officer and director is selling the common stock being offered by Concrete Casting through this prospectus:

     Name  of  Officer/Director     Position
     --------------------------     --------
     Cordell  Henrie                President  and  Director

In order to make the necessary sales, this officer and director plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering. We will not pay any commission on any sales of any shares by Mr. Henrie. Management, however, may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters.

We are therefore offering the shares on a self-underwritten basis. There is no minimum number of shares required to be sold in this offering.


In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to Concrete Casting Incorporated.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering or any portion of the offering, without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee     $    108
Transfer  Agent  Fees                                   $    500
Accounting  fees  and  expenses                         $  7,500
Legal  fees  and  expenses                              $ 10,000
Blue  Sky  fees  and  expenses                          $  5,000
Miscellaneous                                           $  1,892
                                                        ---------
Total                                                   $ 25,000
                                                        =========
--------------------------------------------------------------------------------

Shares  offered  by  selling  shareholders

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In  privately  negotiated  transactions;
     3.   In  short  sales;  or
     4.   In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.25 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

     1.   The  market  price of our common stock prevailing at the time of sale;
     2.   A  price  related to such prevailing market price of our common stock;
          or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers  or  dealers  in  connection  with  any  sale  of  the  common  stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1.   Not  engage  in  any  stabilization  activities in connection with our common  stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is Michael Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our  executive  officers  and directors and their respective ages as of January
21,  2003  are  as  follows:

Directors:

Name  of  Director          Age
----------------------      ---
Cordell  Henrie             47

Greg  Stuart                47

Executive  Officers:

Name  of  Officer           Age         Office
--------------------        -----       -------
Cordell  Henrie             47          President, Principal Executive Officer
                                        Principal Accounting  Officer
                                        Principal Financial  Officer

Greg  Stuart                47          Secretary/treasurer

Mr. Henrie became an officer and a director of Concrete Casting on November 30, 2001. Mr. Stuart became an officer and a director of Concrete Casting on December 20, 2002. Following is certain biographical information on our officers and directors.

Cordell Henrie. From 1992 to the present, Mr. Henrie has been employed by Cache Valley Builders Supply in Logan, Utah as a client construction consultant. His duties include estimating, C.A.D. project drafting, site verification and retail sales of construction materials. From 1978 to 1992, Mr. Henrie was a site foreman for commercial and residential construction.

Greg Stuart. From 1999 to the present, Mr. Stuart has been employed by Consolidated Realty Group in Salt Lake City, Utah, where he is active in industrial real estate acquisition, development, financing and leasing. From 1979 to 1999, Mr. Stuart held upper management positions with Commerce Properties, a company he co-founded. Commerce Properties merged with Consolidated Realty Group in 1999.

Term  of  Office


Our Directors are appointed for terms of one year to hold office until the next annual general meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We have no significant employees other than the officers and directors described above.


SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of January 21, 2003, and by the officers and directors, individually and as a group. All shares are owned directly.


                                                               Percentage
                                                               of Common
                                                               Stock
                                                               Beneficially
                                                               Owned
                Name and Address          Amount and Nature    Prior to     After
Title of Class  of Beneficial Owner       of Beneficial Owner  Offering     Offering
--------------  ------------------------  -------------------  --------     --------
Common Stock    Cordell Henrie             2,000,000 shares     35.3%        30.0%
                100 Pine Wood Drive
                Logan, Utah  84321

Common Stock    Thomas E. Hofer              750,000 shares     13.3%        11.3%
                P.O. Box 3431
                Carefree, AZ  85377

Common Stock    Jeff W. Holmes               800,000 shares     14.1%        12.0%
                8555 East Voltaire Ave.
                Scottsdale, AZ  85260

Common Stock    Shirl Ann Klein              300,000 shares      5.3%         4.5%
                616  152nd Place S.W.
                Alderwood Manor, WA  98037


Common Stock    All Officers and Directors 2,000,000 shares     35.3%        30.0%
                as a Group (2 persons)


--------------------------------------------------------------------------------




The percentage calculations in this table are based on 5,660,000 shares outstanding and assume that the entire offering by Concrete Casting of 1,000,000 shares will be sold and that none of the shares held by persons listed in the table will be sold.


                            DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

The following description of our common stock includes all material characteristics of the securities registered in this registration statement.

Common  Stock

As of September 30, 2002, there were 5,660,000 shares of our common stock issued and outstanding that were held by 57 stockholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

HJ & Associates, L.L.C., independent certified accountants, audited the financial statements and presented their report with respect to the audited financial statements for the fiscal year ended December 31, 2001. HJ & Associates, L.L.C.'s report was given upon their authority as an expert in accounting and auditing.

Pritchett, Siler & Hardy, P.C., independent certified accountants, audited the financial statements and presented their report with respect to the audited financial statements for the fiscal year ended December 31, 2000. Pritchett, Siler & Hardy, P.C.'s report was given upon their authority as an expert in accounting and auditing.




      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                             DESCRIPTION OF BUSINESS

General

Concrete Casting was incorporated on October 28, 1987 pursuant to the laws of the State of Nevada under the name Staco Incorporated. It was organized for the purpose of conducting business as a transfer agent. This business was unsuccessful as a transfer agent and became inactive. On November 30, 2001, we acquired certain assets from a sole proprietorship doing business as Concrete Casting. The assets included drawings, plans and concepts with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market. The proceeds of this offering are necessary to obtain the capital necessary to put the concrete products into production.

Industry  Overview

Concrete is used widely as a building material in the United States. Though generally used for foundation and structural purposes, concrete is also used for decorative and ornamental purposes. Concrete companies specializing in ornamental casting offer products including decorative windows, doors, headers, balusters, posts, columns, wallcaps, coping and other custom products. Gardens, courtyards and building surroundings generally are often appointed with concrete fixtures. Benches and balustrated walkways are common as are landscape ornaments such as birdbaths. An industry of concrete casting companies has developed to provide these products which is separate from the traditional suppliers of concrete.


The  Product

In 1991, Cordell Henrie, our president, conceived the concept of a multi stage, four side release concrete casting mould for casting stand alone, decorative, concrete figures. Mr. Henrie has now spent 12 years developing and testing the concept and has now achieved a quality of concrete casting that we believe is superior to what is readily available in the industry. The mould contains a number of concepts, that based on our research, are unique to the concrete casting process which allows for unusual detail in the finished product. We believe initial test castings demonstrate viable commercial potential.

The detail we have been able to accomplish will allow us to produce concrete products based on architectural themes from the antiquities. Modern landscape architecture sometimes uses themes from the antiquities to create the feel of ancient cities or landscapes that were built with stone and cement. We believe we can produce products that will lend itself to this market.

A  number  of  product  concepts  are  in  the design stage.  The first finished product we intend to cast is an Egyptian style pylon with hieroglyphic face relief. We anticipate castings of this product will be from eight to twelve feet in length with an estimated weight of 500 lbs.

Product  Development

Proceeds from this offering are necessary to fund the development of our initial products and get them to market. We estimate it will cost $36,000 to produce our initial finished product design, produce the mould, cast our initial inventory and market the first product. We estimate ongoing production costs to include $12.00 per casting for raw materials including gravel, sand and cement, and $75.00 per casting for overhead costs including insurance, facility maintenance, and labor. Based upon our observations of current industry standards, we project a retail value of $525.00 per casting.

Plan  of  Operations

At the present time we have no capital for the development of our business plan. Development cannot begin until we have a minimum of $36,000 in proceeds from this offering which we project is the amount needed to develop and market our initial product. Upon receipt of funding, we expect the development of our initial project to proceed according the following time frame:

     -    Product  design  2  months
     -    Mould  fabrication  5  months
     -    Modification  of  manufacturing  facility  2  months
     -    Marketing  of  product  3  months

Accordingly, we project it will take 12 months to produce and market our initial product after receipt of funding to the extent described above.

Marketing  Strategy

Due to the exclusive nature of our products, our marketing will be directed specifically toward those businesses and persons who have the potential of using our products. Our marketing efforts will include the following:

     - Production of brochures for distribution to regional landscape and architectural design firms;
     -    Booth  displays  at  annual  national  concrete  product  symposium;
     -    Information  and  product  displays at regional home and garden shows;
     -    Sales  through  existing,  landscape  oriented  businesses;  and
     -    Marketing  and  sales  by  use  of  the  Internet

Projected  Sales  and  Growth  Potential

Taking into consideration the cure rate of concrete, our initial mould could produce approximately 250 castings annually beginning in the second year, for net revenue from this mould of approximately $100,000 annually. Of course, this assumes we will be successful in marketing the 250 annual castings from the mould.

We believe that similar revenues will be achieved from each additional mould we produce. To produce additional moulds we will need initial investment proceeds of $36,000 per mould from this or other offerings or from the re-investment of revenues generated by other moulds.

Current  Operations

At the present time, the development of our business plan is waiting for and is contingent upon raising money through this offering. In the mean time, Mr. Henrie continues his experimentation with the casting process though we believe it is sufficiently developed at this time to be used on a commercial basis as soon as funding is available. The first commercial products are not in development at this time.

Competition

We face the competition of other concrete casting companies which are normally large companies that have resources superior to ours. They generally produce in great quantity, products having less detail than ours. We intend to compete with such companies by producing products that are more detailed and that are more customized, therefore not having such a wide distribution potential. Economies of scale will not allow the larger companies to make the type of products we will offer thereby allowing us to create a niche market for ourselves.

We will also face the competition of companies that produce concrete type looking products for landscaping purposes out of plastic. We will compete with these companies by promoting the durability and quality of the actual concrete product itself.

Government  Regulation

We are subject to all of the government regulations that regulate businesses generally. We are not aware of any government regulations that are specific to the concrete casting business. We anticipate that our products will be marketed over a wide geographic area involving several states and eventually many of the states in the United States. Accordingly, we will be subject to any rules regulating interstate commerce that may apply to us. Also, it is possible we will eventually market our products via the Internet. We are not aware of any government regulations that would regulate such Internet advertising at the present time. However, there is a risk that our activities and the Internet generally may become the subject of government regulation in the future or that governments will interpret their laws as having jurisdiction over Internet advertising. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.


                             DESCRIPTION OF PROPERTY

The business operations of Concrete Casting are located at 100 Pine Wood Drive, Logan, Utah 84321. At that location, minimal office space and approximately 900 square feet of manufacturing shop space is being made available by our president as an accommodating to Concrete Casting. Upon receipt of funding from this offering, we intend to lease other manufacturing facilities that management believes will be readily available at an acceptable cost. Concrete Casting does  not  own  or  lease  any  real  property  at  the  present  time.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction which has or will materially affect us:

     1.   Any  of  our  directors  or  officers;
     2.   Any  person  proposed  as  a  nominee  for  election  as  a  director;
     3. Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     4.   Any  of  our  promoters;

     5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

On November 30, 2001, Concrete Casting entered into an asset purchase agreement with Cordell Henrie, our president, who was doing business as, Concrete Casting, a sole proprietorship ("Concrete"). We issued 2,000,000 shares of our common stock to acquire certain intangible assets of Concrete. Those assets were all drawings, plans and concepts developed by Concrete with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No  Present  Public  Market

There  is  no  public  market  for  our  common  stock.

Option,  Warrants  and  Registration  Rights

We have no outstanding options or warrants to purchase, or securities convertible into, common equity of Concrete Casting. There are no shares Concrete Casting has agreed to register under the Securities Act for sale by security holders. However, there are 4,660,000 common shares being registered pursuant to this registration statement, 1,000,000 of which will be offered by Concrete Casting and 3,660,000 of which may be offering by the selling shareholders.

Rule  144  Shares

A total of 2,000,000 shares of our common stock is available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case equals 56,600 shares as of the date of this prospectus; or

     2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. There are 3,660,000 common shares of Concrete Casting that may be sold at the present time under Rule 144(k).

Penny  Stock  Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     - contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     -    with  bid  and  offer  quotations  for  the  penny  stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we have 57 registered shareholders.

Dividends



There are no restrictions in our Articles of Incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. We would not be able to pay our debts as they become due in the usual course of business; or

     2. Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

Compensation

No officer or director has received any cash or non-cash, direct or indirect compensation from Concrete Casting during the last three fiscal years or since the end of the last fiscal year.

Employment  Agreements

No officer or director has an employment agreement with Concrete Casting at the present time.

                              FINANCIAL STATEMENTS

Index  to  Financial  Statements:

1. Unaudited Financial Statements for the period ended September 30, 2002:

     a.  Balance  Sheets                                            F-2

     b.  Statements  of  Operations                                 F-3

     c.  Statements  of  Stockholders'  Equity  (Deficit)           F-4

     d.  Statements  of  Cash  Flows                                F-5

     e.  Notes  to  the  Financial  Statements                      F-6

2.  Report  of  HJ & Associates, LLC, Independent  Auditor          F-8

3.  Report of Pritchett, Siler & Hardy, P.C., Independent Auditor   F-9


4. Audited Financial Statements for the years ended December 31, 2001, and 2000:

     a.  Balance  Sheet                                             F-10

     b.  Statements  of  Operations                                 F-11

     c.  Statements  of  Stockholders'  Equity  (Deficit)           F-12

     d.  Statements  of  Cash  Flows                                F-15

     e.  Notes  to  the  Financial  Statements                      F-16

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                    September 30, 2002 and December 31, 2001

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                                 Balance Sheets


                                     ASSETS
                                     ------

                                       September 30, December 31,
                                            2002        2001
                                           ---------  ---------
                                          (Unaudited)

CURRENT ASSETS


Cash                                       $      -   $  1,292
                                           ---------  ---------
  Total Current Assets                            -      1,292
                                           ---------  ---------

OTHER ASSETS

  Intangible assets, net of
    an allowance of $2,000                        -          -
                                           ---------  ---------

    TOTAL ASSETS                           $      -   $  1,292
                                           =========  =========


         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

  Accounts payable and accrued expenses    $  4,354   $    864
  Accounts payable - related party           25,000     25,000
  Accrued interest payable - related party    2,800      1,300
                                           ---------  ---------

    Total Liabilities                        32,154     27,164
                                           ---------  ---------

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock: 50,000,000 shares
   authorized of
   $0.001 par value; 5,660,000 shares
   issued and outstanding                     5,660      5,660
  Additional paid-in capital                 50,438     50,438
  Deficit accumulated during
   the development stage                    (88,252)   (81,970)
                                           ---------  ---------

  Total Stockholders' Equity (Deficit)      (32,154)   (25,872)
                                           ---------  ---------

  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY (DEFICIT)                        $      -   $  1,292
                                           =========  =========





   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)



                                                                                       From
                                                                                  Inception on
                                        For the                For the             October 28,
                                  Three Months Ended       Nine Months Ended      1987 Through
                                    September 30,            September 30,        September 30,
                                  2002         2001         2002         2001        2002
                               -----------  -----------  -----------  -----------  ---------
REVENUES                       $        -   $        -   $        -   $        -   $    200
                               -----------  -----------  -----------  -----------  ---------

EXPENSES

  General and administrative        3,442            -        4,734            2     80,977
  Loss on impairment of asset           -            -            -            -      2,000
                               -----------  -----------  -----------  -----------  ---------

    Total Expenses                  3,442            -        4,734            2     82,977
                               -----------  -----------  -----------  -----------  ---------

    Net Operating Loss             (3,442)        (341)      (4,734)          (2)   (82,777)
                               -----------  -----------  -----------  -----------  ---------

OTHER EXPENSES

  Interest expense                   (516)        (341)      (1,548)      (1,023)    (2,912)
                               -----------  -----------  -----------  -----------  ---------

    Total Other Expenses             (516)        (341)      (1,548)           -     (2,912)
                               -----------  -----------  -----------  -----------  ---------

LOSS BEFORE
 DISCONTINUED

 OPERATIONS AND
 INCOME TAXES                      (3,958)        (341)      (6,282)      (1,025)   (85,689)

DISCONTINUED
 OPERATIONS

  Loss from discontinued
   operations                           -            -            -            -     (2,563)
                               -----------  -----------  -----------  -----------  ---------

    Total Discontinued
     Operations                         -            -            -            -     (2,563)
                               -----------  -----------  -----------  -----------  ---------

  Loss before income taxes         (3,958)        (341)      (6,282)      (1,025)   (88,252)

  Income taxes                          -            -            -            -          -
                               -----------  -----------  -----------  -----------  ---------

  Net loss                     $   (3,958)  $     (341)  $   (6,282)  $   (1,025)  $(88,252)
                               ===========  ===========  ===========  ===========  =========

BASIC NET LOSS PER
 SHARE OF COMMON
 STOCK                         $    (0.00)  $    (0.00)  $    (0.00)  $    (0.00)

                               ===========  ===========  ===========  ===========

BASIC WEIGHTED AVERAGE
 NUMBER OF SHARES
 OUTSTANDING                    5,660,000    3,660,000    5,660,000    3,660,000
                               ===========  ===========  ===========  ===========




   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)


                                                                  Deficit
                                                                  Accumulated
                                                                  During the
                                    Common Stock      Additional  Develop-
                                   -------------      Paid-in     ment
                                   Shares    Amount   Capital     Stage
                                 ---------  ------  -------  ---------
Balance, December 31, 1999       3,660,000  $3,660  $50,438  $(54,845)
Net loss for the year ended
 December 31, 2000                       -       -        -   (16,159)
                                 ---------  ------  -------  ---------

Balance, December 31, 2000       3,660,000   3,660   50,438   (71,004)

November 2000: Common stock
 issued to acquire assets of
 Concrete Casting Incorporated
 at $0.001 per share             2,000,000   2,000        -         -

Net loss for the year ended
 December 31, 2001                       -       -        -   (10,966)
                                 ---------  ------  -------  ---------

Balance, December 31, 2001       5,660,000   5,660   50,438   (81,970)

Net loss for the nine months
 ended September 30, 2002
 (unaudited)                             -       -        -    (6,282)
                                 ---------  ------  -------  ---------

Balance, September 30, 2002
 (unaudited)                     5,660,000  $5,660  $50,438  $(88,252)
                                 =========  ======  =======  =========





   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)



                                                                         From
                                                      For the       Inception on
                                                  Nine Months Ended   October 28,
                                                    September 30,   1987 Through
                                                    --------------   September 30,
                                                    2002      2001      2002
                                                  --------  --------  ---------
CASH  FLOWS  FROM  OPERATING
 ACTIVITIES:



Net loss                                          $(6,282)  $(1,025)  $(88,252)
Adjustments to reconcile net loss to net cash
 used by operating activities:
   Loss on impairment of assets                         -         -      2,000
   Stock issued for forgiveness of debt                 -         -     11,751
   Expenses paid on behalf of the company               -         -         47
   Stock issued for services                            -         -      9,600
   Amortization                                         -         -        203
Changes in operating assets and liabilities:
   (Increase) in organization costs                     -         -       (203)
   Increase (decrease) in accounts payable          3,442         -      4,242
   Increase in accounts payable - related party         -         -     25,000
   Increase in accrued expenses                     1,548     1,023      2,912
                                                  --------  --------  ---------

      Net Cash Used by Operating Activities        (1,292)       (2)   (32,700)
                                                  --------  --------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:                   -         -          -
                                                  --------  --------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Common stock issued for cash                          -         -     32,700
                                                  --------  --------  ---------

Net Cash Provided by Financing Activities               -         -     32,700
                                                  --------  --------  ---------

NET DECREASE IN CASH                               (1,292)       (2)         -

CASH AT BEGINNING OF PERIOD                         1,292     2,594          -
                                                  --------  --------  ---------

CASH AT END OF PERIOD                             $     -   $ 2,592   $      -
                                                  ========  ========  =========

CASH PAID FOR:

  Interest                                        $     -   $     -   $      -
  Income taxes                                    $     -   $     -   $      -

SCHEDULE OF NON CASH
  FINANCING ACTIVITIES

  Common stock issued for services                $     -   $     -   $  9,600
  Common stock issued for assets                  $     -   $     -   $  2,000






   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED

                          (A Development Stage Company)
                        Notes to the Financial Statements
                    September 30, 2002 and December 31, 2001

NOTE  1  -     CONDENSED  FINANCIAL  STATEMENTS

The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto. Operating results for the three months ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

NOTE  2  -     GOING  CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                          CONCRETE CASTING INCORPORATED
                          (Formerly Staco Incorporated)
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS



                                December 31, 2001

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



Board  of  Directors
Concrete  Casting  Incorporated
(Formerly  Staco  Incorporated)
(A  Development  Stage  Company)
Salt  Lake  City,  Utah

We have audited the accompanying balance sheet of Concrete Casting Incorporated (formerly Staco Incorporated) (a development stage company) as of December 31, 2001 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concrete Casting Incorporated (formerly Staco Incorporated) (a developmental stage company) as of December 31, 2001 and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had no business operations since inception and no established source of revenue which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result form the outcome of these uncertainties.




HJ  &  Associates,  LLC
Salt  Lake  City,  Utah
June  13,  2002

                          INDEPENDENT AUDITORS' REPORT


Board  of  Directors
STACO  INCORPORATED
Salt  Lake  City,  Utah

We have audited the accompanying balance sheet of Staco Incorporated [a development stage company] at December 31, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Staco Incorporated [a development stage company] as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has current liabilities in excess of current assets, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




PRITCHETT,  SILER  &  HARDY,  P.C.

May  2,  2001
Salt  Lake  City,  Utah

                          CONCRETE CASTING INCORPORATED
                          (Formerly Staco Incorporated)
                          (A Development Stage Company)
                                  Balance Sheet



                                     ASSETS
                                     ------

                                              December  31,
                                                   2001
                                              --------------

CURRENT  ASSETS

     Cash                                       $     1,292
                                                ------------

       Total Current Assets                           1,292
                                                ------------

    OTHER  ASSETS

     Intangible  assets,  net  of
      an  allowance  of  $2,000
      (Note  4)                                           -
                                                ------------

    TOTAL  ASSETS                               $     1,292
                                                ============




                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT  LIABILITIES

     Accounts  payable  and  accrued  expenses     $    864
     Accounts  payable-related  party                25,000
     Accrued  interest-related  party                 1,300
                                                ------------


       Total  Current  Liabilities                   27,164
                                                ------------


STOCKHOLDERS'  EQUITY  (DEFICIT)

 Common  stock:  50,000,000
 shares  authorized  of  $0.001
 par  value,  5,660,000  shares
 issued  and  outstanding                             5,660
 Additional  paid-in  capital                        50,438
 Deficit accumulated during the development stage   (81,970)
                                                ------------


     Total  Stockholders'  Equity  (Deficit)        (25,872)
                                                ------------

     TOTAL  LIABILITIES  AND  STOCKHOLDERS'
      EQUITY  (DEFICIT)                         $     1,292
                                                ============



   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (Formerly Staco Incorporated)
                          (A Development Stage Company)
                            Statements of Operations


                                                                 From
                                                             Inception on
                                       For the Years Ended    October  28,
                                          December  31,      1987 Through
                                     -----------------------  December 31,
                                         2001        2000       2001
                                     -----------  ----------  -----------
REVENUE                              $        -   $       -   $     200
                                     -----------  ----------  -----------

EXPENSES

  General and administrative              7,602       16,159     76,243
  Loss on impairment of asset             2,000            -      2,000
                                     -----------  -----------  ---------

Total Expenses                            9,602       16,159     78,243
                                     -----------  -----------  ---------

LOSS BEFORE OTHER EXPENSES               (9,602)     (16,159)   (78,043)
                                     -----------  -----------  ---------

OTHER EXPENSES

  Interest expense                       (1,364)           -     (1,364)
                                     -----------  -----------  ---------

    Total Other Expenses                 (1,364)           -     (1,364)
                                     -----------  -----------  ---------

LOSS BEFORE DISCONTINUED
 OPERATIONS AND INCOME TAXES            (10,966)     (16,159)   (79,407)
                                     -----------  -----------  ---------


DISCONTINUED OPERATIONS

  Loss from discontinued operations           -            -     (2,563)
                                     -----------  -----------  ---------

    Total Discontinued Operations             -            -     (2,563)
                                     -----------  -----------  ---------

LOSS BEFORE INCOME TAXES                (10,966)     (16,159)   (81,970)
                                     -----------  -----------  ---------

  Income taxes                                -            -          -
                                     -----------  -----------  ---------

  NET LOSS                           $  (10,966)  $  (16,159)  $(81,970)
                                     ===========  ===========  =========

BASIC LOSS PER SHARE OF
  COMMON STOCK                       $    (0.00)  $    (0.00)
                                     ===========  ===========

BASIC WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                3,829,863    3,660,000
                                     ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (Formerly Staco Incorporated)
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)



                                                              Deficit
                                                              Accumulated
                                  Common Stock     Additional During the
                                 -------------     Paid-in    Development
                                 Shares     Amount Capital    Stage
                               ---------  ------  -------  ---------



Balance, October 28, 1987              -   $   -   $    -   $     -
October 1987: Common Stock
 issued for cash at
 $0.002 per share                650,000     650      650         -

Net loss for the period ended
 December 31, 1987                     -       -        -    (1,540)
                               ---------  ------  -------  ---------

Balance, December 31, 1987       650,000     650      650    (1,540)
Net loss for the year ended
 December 31, 1988                     -       -        -      (241)
                               ---------  ------  -------  ---------

Balance, December 31, 1988       650,000     650      650    (1,781)


Net loss for the year ended
 December 31, 1989                     -       -        -       (41)
                               ---------  ------  -------  ---------

Balance, December 31, 1989       650,000     650      650    (1,822)

Net loss for the year ended
 December 31, 1990                     -       -        -      (741)
                               ---------  ------  -------  ---------

Balance, December 31, 1990       650,000     650      650    (2,563)

December 1991:  Common stock
 issued for cash at
 $0.01 per share               2,600,000   2,600   23,400         -

Net loss for the year ended
 December 31, 1991                     -       -        -    (2,537)
                               ---------  ------  -------  ---------

Balance, December 31, 1991     3,250,000   3,250   24,050    (5,100)

Net loss for the year ended
 December 31, 1992                     -       -        -   (24,190)
                               ---------  ------  -------  ---------

Balance, December 31, 1992     3,250,000   3,250   24,050   (29,290)

Net loss for the year ended
 December 31, 1993                     -       -        -      (478)
                               ---------  ------  -------  ---------

Balance, December 31, 1993     3,250,000  $3,250  $24,050  $(29,768)
                               ---------  ------  -------  ---------




   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (Formerly Staco Incorporated)
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                              Deficit
                                                              Accumulated
                                  Common Stock     Additional During the
                                 -------------     Paid-in    Development
                                 Shares     Amount Capital    Stage
                               ---------  ------  -------  ---------
Balance, December 31, 1993       3,250,000  $3,250  $24,050  $(29,768)
Net loss for the year ended
 December 31, 1994                       -       -        -    (2,767)
                                 ---------  ------  -------  ---------

Balance, December 31, 1994       3,250,000   3,250   24,050   (32,535)

Net loss for the year ended
 December 31, 1995                       -       -        -    (3,038)
                                 ---------  ------  -------  ---------

Balance, December 31, 1995       3,250,000   3,250   24,050   (35,573)

July 1996 : Common stock
 issued for forgiveness of debt
 at $0.08 per share                150,000     150   11,601         -

July 1996 : Common stock
 issued for services at $0.08
 per share                         120,000     120    9,480         -

Net loss for the year ended
 December 31, 1996                       -       -        -   (13,751)
                                 ---------  ------  -------  ---------

Balance, December 31, 1996       3,520,000   3,520   45,131   (49,324)

Expenses paid on behalf of
 company by shareholder                  -       -       47         -

Net loss for the year ended
 December 31, 1997                       -       -        -      (424)
                                 ---------  ------  -------  ---------

Balance, December 31, 1997       3,520,000   3,520   45,178   (49,748)

July 1998: Common stock
 issued for services at
 $0.05 per share                   100,000     100    4,900         -

Net loss for the year ended
 December 31, 1998                       -       -        -    (4,494)
                                 ---------  ------  -------  ---------

Balance, December 31, 1998       3,620,000   3,620   50,078   (54,242)

January 1999: Common stock
 issued for services at $0.01
 per share                          40,000      40      360         -

Net loss for the year ended
 December 31, 1999                       -       -        -      (603)
                                 ---------  ------  -------  ---------

Balance, December 31, 1999       3,660,000  $3,660  $50,438  $(54,845)
                                 ---------  ------  -------  ---------


   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (Formerly Staco Incorporated)
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                              Deficit
                                                              Accumulated
                                  Common Stock     Additional During the
                                 -------------     Paid-in    Development
                                 Shares     Amount Capital    Stage
                               ---------  ------  -------  ---------
Balance, December 31, 1999      3,660,000  $3,660  $50,438  $(54,845)
Net loss for the year ended
 December 31, 2000                      -       -        -   (16,159)
                                ---------  ------  -------  ---------

Balance, December 31, 2000      3,660,000   3,660   50,438   (71,004)

November  2001:Common stock
 issued to acquire assets  of
 Concrete Casting Incorporated
 at $0.001 per share            2,000,000   2,000        -         -

Net loss for the year ended
 December 31, 2001                      -       -        -   (10,966)
                                ---------  ------  -------  ---------


Balance, December 31, 2001      5,660,000  $5,660  $50,438  $(81,970)
                                =========  ======  =======  =========





   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                          (Formerly Staco Incorporated)
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                 From
                                                             Inception on
                                       For the Years Ended    October  28,
                                          December  31,      1987 Through
                                     -----------------------  December 31,
                                         2001        2000       2001
                                     -----------  ----------  -----------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES

     Net  loss                        (10,966)     (16,159)    $  (81,970)
Adjustments to reconcile net
 loss to net cash
  Used in operating activities:
    Loss on impairment of assets        2,000            -          2,000
    Stock issued for
     forgiveness of debt                    -            -         11,751
    Expenses paid on behalf of
     the company                            -            -             47
    Stock issued for services               -            -          9,600
    Amortization                            -            -            203
Changes in operating assets and liabilities:
    (Increase) in organization costs        -            -           (203)
    Increase (decrease) in
     accounts payable                  (3,700)       3,700            800
    Increase in accounts payable-
     related party                     10,000       15,000         25,000
    Increase in accrued expenses        1,364            -          1,364
                                     -----------  ----------  -----------
    Net Cash Used in Operating
     Activities                        (1,302)       2,541        (31,408)
                                     -----------  ----------  -----------



CASH FLOWS FROM INVESTING ACTIVITIES        -            -              -
                                     -----------  ----------  -----------


CASH FLOWS FROM FINANCING ACTIVITIES

  Common stock issued for cash              -            -         32,700
                                     -----------  ----------  -----------

    Net Cash Provided in
     Financing Activities                    -            -        32,700
                                     -----------  ----------  -----------

NET INCREASE (DECREASE) IN CASH         (1,302)       2,541         1,292

CASH, BEGINNING OF PERIOD                2,594           53             -
                                     -----------  ----------  -----------

CASH, END OF PERIOD                  $   1,292    $   2,594   $     1,292
                                     ===========  ==========  ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:


Interest                             $       -    $        -  $         -
Income taxes                         $       -    $        -  $         -

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for services   $        -   $        -  $     9,600
  Common stock issued for assets     $    2,000   $        -  $     2,000



   The accompanying notes are an integral part of these financial statements.

                          CONCRETE CASTING INCORPORATED
                           (Formerly Staco Incorporated)
                           (A Development Stage Company)
                           Notes to Financial Statements
                           December 31, 2001 and 2000







NOTE  1  -     ORGANIZATION  AND  HISTORY

     Concrete Casting Incorporated (formerly Staco Incorporated) (the Company) was organized under the laws of the State of Nevada on October 28, 1987. The Company was organized for the purpose of pursing the business of stock transfer and register agent and conducted limited activity until operations ceased. Since that time the Company has been seeking new business opportunities and is classified as a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company, has at the present, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. During 2001, the Company changed its name from Staco Incorporated to Concrete Casting Incorporated.

NOTE  2  -     SIGNIFICANT  ACCOUNTING  POLICIES  AND  PROCEDURES

     The Company has no material operations to date and its accounting policies and procedures have not been determined, except as follows:

     a.  Accounting  Method

     The Company uses the accrual method of accounting and has selected a calendar year end.

     b.  Basic  Loss  Per  Share


     Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                               For the Years Ended
                                                   December 31,
                                       ---------------------------------
                                             2001                 2000
                                       -----------------    ------------
     Numerator  -  loss                    (10,966)            (16,159)
     Denominator  -  weighted  average
      number of shares outstanding       3,829,863           3,660,000
                                      -----------------    ------------
     Loss per  share                  $      (0.00)        $     (0.00)
                                      =================    ============

                          CONCRETE CASTING INCORPORATED
                           (Formerly Staco Incorporated)
                           (A Development Stage Company)
                           Notes to Financial Statements
                           December 31, 2001 and 2000


NOTE  2  -     SIGNIFICANT  ACCOUNTING  POLICIES  AND  PROCEDURES  (Continued)

     c.  Income  Taxes

     No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $82,000 at December 31, 2001 expire in 2021. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

     The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                                  For the Years Ended
                                                      December 31,
                                       ---------------------------------
                                             2001               2000
                                       -----------------    ------------
 Income tax benefit at statutory rate  $     4,100          $    5,700
 Change in  valuation  allowance            (4,100)             (5,700)
                                       -----------------    ------------
                                       $         -          $        -
                                       =================    ============

     Deferred  tax  assets  (liabilities)  are  comprised  of  the  following:

                                                  For the Years Ended
                                                      December 31,
                                       ---------------------------------
                                             2001               2000
                                       -----------------    ------------
Income tax benefit at statutory rate   $    28,200          $   24,100
Change  in  valuation  allowance           (28,200)            (24,100)
                                       -----------------    ------------
                                       $         -          $        -
                                       =================    ============
     Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                          CONCRETE CASTING INCORPORATED
                           (Formerly Staco Incorporated)
                           (A Development Stage Company)
                           Notes to Financial Statements
                           December 31, 2001 and 2000


NOTE  2  -     SIGNIFICANT  ACCOUNTING  POLICIES  AND  PROCEDURES  (Continued)

     d.  Use  of  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e.  Related  Party  Transactions
     Management Compensation - For the years ended December 31, 2001 and 2000, the Company did not pay any compensation to any of its officers or directors.


     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her home mailing address, as needed, at no expense to the Company.

     Shareholder Loans - During November 2001 and February 2000, shareholders of the Company loaned the Company $10,000 and $15,000 respectively, to cover current expenses. Interest is being imputed on the notes at 8%.

NOTE  3  -     COMMON  STOCK  TRANSACTIONS

     During November 2001, the Company issued 2,000,000 shares of its previously authorized but unissued common stock for the certain assets of Concrete Casting (See Note 4). During January 1999, the Company issued 40,000 shares of it previously authorized but unissued common stock for services rendered, valued at $400 (or $0.01 per share). During July 1998, the Company issued 100,000 shares of it previously authorized by unissued common stock for services rendered of $5,000 (or $0.05 per share).

NOTE  4  -     INTANGIBLE  ASSETS

     On November 30, 2001, the Company signed an asset purchase with an individual doing business as, Concrete Casting, a sole proprietorship ("Concrete").

     The Company issued 2,000,000 shares of its common stock to acquire certain intangible assets of Concrete. Those assets were all drawings, plans and concepts developed by Concrete with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market. All methods and techniques developed by Concrete related to the casting of concrete for the purpose of casting replicas of antiquities and any proprietary right to the name Concrete Casting that Concrete may have for such name. The shares that were issued to purchase the assets were recorded at par value ($0.001) per share. An allowance for $2,000 was established because cash flows from future operations could not be determined.

                          CONCRETE CASTING INCORPORATED
                           (Formerly Staco Incorporated)
                           (A Development Stage Company)
                           Notes to Financial Statements
                           December 31, 2001 and 2000



NOTE  5  -     GOING  CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has had no significant operations since inception.


     These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

     The ability of the Company to continue as a going concern is also dependent upon its ability to successfully raise any necessary additional funds not provided by operations through additional sale of its common stock. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE  6  -  NEWLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS

     During the years ended December 31, 2001, and 2000, the Company adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.), FASB Statement No. 141, "Business Combinations," FASB Statement No. 142, "Goodwill and Other Intangible
     Assets," FASB Statement No. 143, "Accounting for Asset Retirement Obligations," FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," and FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)." The effect of these adopted provisions on the Company's financial statements was not significant.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On or about March 31, 2002, we dismissed Pritchett, Siler & Hardy, P.C. of Salt Lake City, Utah, as our auditors and retained HJ & Associates, LLC, of Salt Lake City, Utah to audit our financial statements for our fiscal year ended December 31, 2001. The independent auditor's report issued by Pritchett, Siler & Hardy, P.C. on May 2, 2001, stated that the financial statements audited by them for the years ended December 31, 2000, and 1999, were prepared assuming Concrete Casting would continue as a going concern and that there was substantial doubt
about  Concrete  Casting's  ability  to  continue  as  a  going  concern.   The
independent auditor's report issued by HJ & Associates, LLC on June 13, 2002, stated that the financial statements audited by them for the year ended December 31, 2001, were prepared assuming Concrete Casting would continue as a going concern and that there was substantial doubt about Concrete Casting's ability to continue as a going concern. Otherwise, there have been no adverse opinions given by our auditors. The change in auditors was approved by our board of directors. There were no disagreements with our former auditors.

                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth
Street,  N.W.,  Washington,  D.C.  20549.    Please  call  the  Commission  at
1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. This is not the case with our Articles of Incorporation. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Concrete Casting. An exception to this prohibition against advances applies when the officer is or was a director of our company.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee    $   108
Transfer  Agent  Fees                                       $   500
Accounting  fees  and  expenses                             $  2,500
Legal  fees  and  expenses                                  $ 15,000
Blue  Sky  fees  and  expenses                              $  5,000
Miscellaneous                                               $  1,892
                                                            --------
Total                                                       $ 25,000
                                                            ========

--------------------------------------------------------------------------------



All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On November 30, 2001, Concrete Casting entered into an asset purchase with Cordell Henrie, our president, who was doing business as, Concrete Casting, a sole proprietorship ("Concrete"). We issued 2,000,000 shares of our common stock to acquire certain intangible assets of Concrete. Those assets were all drawings, plans and concepts developed by Concrete with respect to the design of replicas of antiquities to be cast in concrete and marketed to the U.S. landscaping market. The transaction was an isolated transaction and the shares were issued pursuant to Section 4(2) of the Securities Act of 1933. The 2,000,000 shares of common stock are "restricted" shares, as defined in the Securities Act.

ITEM  27.  EXHIBITS.

EXHIBIT
NUMBER  DESCRIPTION
------  --------------------

3.1     Articles  of  Incorporation
3.2     Amendment to the Articles of Incorporation
3.3     By-Laws
4.1     Share  Certificate
5.1     Opinion  of  Cane  O'Neill  Taylor,  LLC,  with  consent  to  use
10.1    Asset  Purchase  Agreement
23.1    Consent  of  HJ  &  Associates,  L.L.C.  for  use  of Audited
        Financial Statements
23.2 Consent of Pritchett, Siler & Hardy, P.C. for use of Audited Financial Statements

ITEM  28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     - To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     - To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     - To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Logan, State of Utah on January 21, 2003.

                                     CONCRETE  CASTING  CORP.

                                  By: /s/ Cordell  Henrie
                                     __________________________
                                     Cordell  Henrie,  President


In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

SIGNATURE                    CAPACITY IN WHICH SIGNED         DATE

                             Principal  Executive  Officer
                             Principal  Financial  Officer
/s/ Cordell  Henrie          Principal Accounting Officer     January 21, 2003
---------------------        Director
Cordell Henrie


/s/ Greg Stuart
---------------------        Director                         January 21, 2003
Greg Stuart

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